UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 3, 2011
Date of Report (Date of earliest event reported)

CROSS BORDER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22610 US Highway 281 N., Suite 218
San Antonio, TX	78258
(Address of principal executive offices)	(Zip Code)

(432) 789-1180
Registrant's telephone number, including area code

Former Name:	DORAL ENERGY CORP.
Former Address:	3300 N. A Street
Bldg 2, Suite 218
Midland, TX 79705
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K, originally filed by Cross Border Resources, Inc. (the “Company”) on January 7, 2011 (the “Original Form 8-K”), is being filed in order to include as an exhibit the letter of the Company’s former principal independent accountants addressed to the United States Securities and Exchange Commission in accordance with Item 304(a)(3) of Regulation S-K. Except with respect to the inclusion of the letter of the Company’s former principal independent accountants, the disclosure set forth in the Original Form 8-K remains unchanged.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired

Financial statements of Pure Sub for the fiscal years ended December 31, 2010 and December 31, 2009 as are not included with this report and will be filed by an amendment to this report no later than the end of the period specified in Item 9.01(a)(4) of Form 8-K.

(b)	Pro Forma Financial Information

The pro forma financial information required pursuant to 8-05 of Regulation S-X is not included with this report and will be filed by an amendment to this report no later than the end of the period specified in Item 9.01(b)(2) of Form 8-K.

(d)	Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger entered into on December 24, 2010 between Doral Acquisition Corp. (as subsidiary merging entity) and Doral Energy Corp. (as parent surviving entity) with the surviving entity changing its name to Cross Border Resources, Inc. (2)

3.1	Certificate of Merger. (2)

3.2	Articles of Merger between Doral Acquisition Corp. (as merging entity) and Doral Energy Corp. (as surviving entity) with the surviving entity changing its name to Cross Border Resources, Inc. effective January 4, 2011. (2)

4.1	Trust Indenture for Pure Energy Group 7½% Debentures, Series 2005. (2)

10.1	Agreement and Plan of Merger entered into on December 2, 2010 among Doral Energy Corp., Doral Acquisition Corp., Pure Gas Partners II, L.P. and Pure Energy Group, Inc.(1)

16.1	Letter of MaloneBailey, LLP (former principal independent accountants).

99.1	News release dated January 4, 2011. (2)

(1) Filed as an exhibit to our Current Report on Form 8-K filed on December 6, 2010.
(2) Filed as an exhibit to our Current Report on Form 8-K filed on January 7, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSS BORDER RESOURCES, INC.
Date: January 19, 2011
	By:	/s/ P. Mark Stark

P. Mark Stark
Chief Financial Officer and Treasurer